LIMITED POWER OF ATTORNEY

      The undersigned, being a person who will be subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to securities of CVR Energy, Inc., CVR Refining, LP and CVR Partners, LP (collectively "CVR"), hereby constitutes and appoints each of John R. Walter and Linda T. Ludwig as the undersigned's true and lawful attorneys-in-fact and agents to (i) obtain filing codes from the Securities and Exchange Commission (the "SEC") so as to permit the filing of Forms 3, 4, and 5 with the SEC by or on behalf of the undersigned pursuant to Section 16 of the Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of equity securities of CVR and (ii) execute and file for and on behalf of the undersigned Forms 3, 4, and 5 with the SEC, and to perform all acts necessary in order to obtain such codes and/or execute and file such Forms 3, 4, and 5, as applicable, as he or she, as applicable, deems appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

      This Limited Power of Attorney will remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by CVR, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      This Limited Power of Attorney is executed as of March 28, 2018.


                                         /s/ Matthew W. Bley
                                        -----------------------
                                        Matthew W. Bley